Exhibit 10.1
                                                         Joint Venture Agreement

                             JOINT VENTURE AGREEMENT

      THIS JOINT VENTURE AGREEMENT (the "Agreement") is made as of September 30, 2005 (the "Effective Date") by and between SOLIDUS NETWORKS, INC., dba PayByTouch Solutions, a Delaware corporation ("PBT"), and WINWIN GAMING, INC., a Delaware corporation ("Winwin").

                                    RECITALS

      A. The parties desire to establish a framework for cooperation through joint marketing and other efforts in order to gain mutual benefit by taking advantage of the relationships and synergies between their respective businesses.

      B. To provide Winwin with additional resources to conduct its business while the parties negotiate the terms of a potential further PBT investment in Winwin, PBT is willing to loan funds to Winwin, subject to the conditions specified herein.

                                    AGREEMENT

      In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, Winwin and PBT, intending to be legally bound, hereby agree as follows:

1. AMOUNT AND TERMS OF THE LOAN. Subject to the terms of this Agreement, PBT AGREES to lend to Winwin at the Closing (as hereinafter defined) the sum of one million dollars ($1,000,000) (the "Loan Amount") against the issuance and delivery by Winwin of a Secured Promissory Note in substantially the form attached hereto as EXHIBIT A (the "Note") and the execution and delivery of a Security Agreement substantially in the form attached hereto as Exhibit B (the "Security Agreement") and the UCC-1 Financing Statement and other documents required thereunder (the "Perfection Documents").

2. THE CLOSING.

      2.1 Closing Date. The closing of the sale and purchase of the Note (the "Closing") shall be held on September 30, 2005 (the "Closing Date").

      2.2 Delivery. At the Closing, the parties shall execute and deliver the Security Agreement, PBT shall deliver a check or wire transfer funds in the amount of the Loan Amount (less estimated expenses as provided in Section 7.6 below) to Winwin, Winwin shall issue and deliver the Note to PBT, and Winwin shall execute the Perfection Documents and deliver them to PBT.


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3. REPRESENTATIONS AND WARRANTIES OF WINWIN.

      Winwin hereby represents to PBT as of the date of this Agreement as set forth below.

      3.1 Organization, Good Standing and Qualification. Winwin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Winwin has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Note, and to carry out the provisions of this Agreement and to carry on its business as presently conducted. Winwin is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Winwin or its business.

      3.2 Authorization; Binding Obligations. All corporate action on the part of Winwin, its officers, directors and stockholders necessary for the authorization of this Agreement and the Security Agreement, the performance of all obligations of Winwin hereunder at the Closing and the authorization, sale, issuance and delivery of the Note has been taken. This Agreement, the Security Agreement and the Note constitute valid and binding obligations of Winwin enforceable in accordance with their terms. The sale of the Note are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

      3.3 Financial Statements. All financial statements included in Winwin's filings with the Note and Exchange Commission since January 1, 2005 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition, results of operations, cash flows and stockholders' equity of Winwin as of the dates and for the periods stated therein.

      3.4 Liabilities. Winwin has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the financial statements included in its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005 (the "Financial Statements"), except current liabilities incurred in the ordinary course of business subsequent to June 30, 2005 (the "Statement Date") which have not been, either in any individual case or in the aggregate, materially adverse.

      3.5 Changes. Since the Statement Date, there has not been to Winwin's knowledge:

            (a) Any change in the assets, liabilities, financial condition or operations of Winwin from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a material adverse effect on such assets, liabilities, financial condition or operations of Winwin;

            (b) Any resignation or termination of any officer, key employee or group of employees of Winwin;


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

            (c) Any material change, except in the ordinary course of business, in the contingent obligations of Winwin by way of guaranty, endorsement, indemnity, warranty or otherwise;

            (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of Winwin;

            (e) Any waiver by Winwin of a valuable right or of a material debt owed to it;

            (f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

            (g) Any labor organization activity related to Winwin;

            (h) Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (i) Any change in any material agreement to which Winwin is a party or by which it is bound that materially and adversely affects the business, assets, liabilities, financial condition or operations of Winwin;

            (j) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of Winwin; or

            (k) Any arrangement or commitment by Winwin to do any of the acts described in subsection (a) through (j) above.

      3.6 Title to Properties and Assets; Liens, Etc. Winwin has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of Winwin, and (c) those that have otherwise arisen in the ordinary course of business. Winwin is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

      3.7 Intellectual Property.

            (a) Winwin owns or possesses sufficient legal rights to (i) all trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes and (ii) to Winwin's knowledge, all patents, in each instance as necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is Winwin bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.


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

            (b) Winwin has not received any communications alleging that Winwin has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

            (c) Winwin is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Winwin or that would conflict with Winwin's business as proposed to be conducted. Each employee, officer and consultant of Winwin has executed a proprietary information and inventions agreement in the form(s) as delivered to PBT. No employee, officer or consultant of Winwin has excluded works or inventions made prior to his or her employment with Winwin from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. Winwin does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Winwin, except for inventions, trade secrets or proprietary information that have been assigned to Winwin.

      3.8 Compliance with Other Instruments. Winwin is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on Winwin. The execution, delivery, and performance of and compliance with this Agreement and the Security Agreement, and the issuance and sale of the Note pursuant hereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such document, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Winwin or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Winwin, its business or operations or any of its assets or properties. To its knowledge, Winwin has avoided every condition, and has not performed any act, the occurrence of which would result in Winwin's loss of any material right granted under any license, distribution agreement or other material agreement.

      3.9 Litigation. There is no action, suit, proceeding or investigation pending or, to Winwin's knowledge, currently overtly threatened against Winwin that questions the validity of this Agreement or the right of Winwin to enter into this Agreement or to consummate the transactions contemplated hereby or thereby, or that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of Winwin, financially or otherwise, nor is Winwin aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to Winwin's knowledge, threatened in writing involving the prior employment of any of Winwin's employees, their use in connection with Winwin's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Winwin is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Winwin currently pending or that Winwin intends to initiate.


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      3.10 Tax Returns and Payments. Winwin is and always has been a subchapter
C corporation. Winwin has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to Winwin's knowledge all other taxes due and payable by Winwin on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Winwin has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. Winwin has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

      3.11 Employees. Winwin has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to Winwin's knowledge, threatened with respect to Winwin. To Winwin's knowledge, no employee of Winwin, nor any consultant with whom Winwin has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Winwin; and to Winwin's knowledge the continued employment by Winwin of its present employees, and the performance of Winwin's contracts with its independent contractors, will not result in any such violation. Winwin has not received any notice alleging that any such violation has occurred. No employee of Winwin has been granted the right to continued employment by Winwin or to any material compensation following termination of employment with Winwin. Winwin is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with Winwin, nor does Winwin have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to Winwin's knowledge, threatened, by any former or current employee concerning such person's employment by Winwin.

      3.12 Obligations of Management. Each officer and key employee of Winwin is currently devoting substantially all of his or her business time to the conduct of the business of Winwin. Winwin is not aware that any officer or key employee of Winwin is planning to work less than full time at Winwin in the future. No officer or key employee is currently working or, to Winwin's knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

      3.13 Compliance with Laws; Permits. To its knowledge, Winwin is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of Winwin. In particular, Winwin is in compliance with the Foreign Corrupt Practices Act. No United States domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Note, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Winwin has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of Winwin and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.


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      3.14 Environmental and Safety Laws. Winwin is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by Winwin or, to Winwin's knowledge, by any other person or entity on any property owned, leased or used by Winwin. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials that are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

      3.15 Offering Valid. Assuming the accuracy of the representations and warranties of PBT contained in Section 4.2 hereof, the offer, sale and issuance of the Note will be exempt from the registration requirements of the Note Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither Winwin nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Note to any person or persons so as to bring the sale of such Note by Winwin within the registration provisions of the Note Act or any state securities laws.

      3.16 Full Disclosure. Winwin has provided PBT with all information requested by PBT in connection with its decision to purchase the Note. To Winwin's knowledge, neither this Agreement nor any other document delivered by Winwin to PBT or their attorneys or agents in connection herewith, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

      3.17 Real Property Holding Corporation. Winwin is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

4. REPRESENTATIONS AND WARRANTIES OF PBT

      4.1 Purchase for Own Account. PBT represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.


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      4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of Winwin set forth in Section 3, PBT hereby acknowledges that it has had an opportunity to ask questions and receive answers from Winwin regarding the terms and conditions of the offering of the Note and further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

      4.3 Ability to Bear Economic Risk. PBT acknowledges that investment in the
Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

      4.4 Accredited Investor Status. PBT is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933.

      4.5 Further Assurances. PBT agrees and covenants that at any time and from time to time it will promptly execute and deliver to Winwin such further instruments and documents and take such further action as Winwin may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5. CONDITIONS TO CLOSING.

      5.1 Conditions to PBT's Obligations at the Closing. PBT's obligations to purchase the Note at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by Winwin in Section 3 shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and Winwin shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

            (b) Legal Investment. On the Closing Date, the sale and issuance of the Note shall be legally permitted by all laws and regulations to which PBT and Winwin are subject.

            (c) Consents, Permits, and Waivers. Winwin shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

      5.2 Conditions to Obligations of Winwin. Winwin's obligation to issue and sell the Note at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:


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            (a) Representations and Warranties True; Performance of Obligations.
The representations and warranties made by PBT in Section 4 shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and PBT shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

            (b) Consents, Permits, and Waivers. PBT shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

6. COOPERATIVE ACTIVITIES.

      6.1 Selling Support. During the period from the date of this Agreement through at least December 31, 2006 (the "Cooperation Term"), Winwin shall provide PBT with a reasonable amount of selling support to assist in driving PBT's biometric authentication and payment solutions into the Chinese Video Lottery Terminal ("VLT") solution that is being prepared for rollout across China. This support shall include, among other things (and in compliance with all applicable legal requirements), both the direct promotion of PBT's solutions to key government officials and other decision makers/influencers and the arrangement of key meetings between these individuals/groups and PBT employees.

      6.2 Access. During the Cooperation Term, in compliance with all applicable legal requirements, Winwin shall provide PBT with access to all senior Chinese government officials with current Winwin relationships for the purpose of promoting PBT solutions into other applications beyond VLTs.

      6.3 Attorney Support. During the Cooperation Term, in compliance with all applicable legal requirements, Winwin shall provide PBT with the support of Winwin's Chinese/American VP/attorney for the purpose of making introductions and helping provide tactical and strategic guidance to PBT in connection with its entry into China.

      6.4 Physical and Logistical Support. During the Cooperation Term, in compliance with all applicable legal requirements, Winwin shall provide PBT with physical and logistical support for PBT's entry into China, including providing access to Winwin's distribution channels and making available without charge a limited amount of office space in Shanghai.

7. MISCELLANEOUS

      7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.


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      7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to PBT at 101 Second Street, Suite 1500, San Francisco, California 94105, and to Winwin at 8687 West Sahara, Suite 201, Las Vegas, NV 89117, or at such other address(es) as PBT or Winwin may designate by ten (10) days advance written notice to the other parties hereto.

      7.6 Expenses. Winwin shall pay directly or reimburse all of PBT's expenses (including legal fees and costs) incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby. PBT shall reduce the amount of the check or wire transfer delivered to Winwin at the Closing by the estimated amount of such expenses and shall be deemed to have loaned Winwin the full Loan Amount. Promptly after the actual amount of PBT's expenses to be borne by Winwin becomes known, the appropriate party shall make a reconciling payment to the other party.

      7.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to PBT, upon any breach or default of Winwin under this Agreement or the Note, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to PBT, shall be cumulative and not alternative.

      7.8 Entire Agreement. This Agreement, the Note and the Security Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.


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      IN WITNESS WHEREOF, the parties have executed this JOINT VENTURE AGREEMENT as of the date first written above.

                                              SOLIDUS NETWORKS, INC.


                                             By:    /s/ Gus B. Spanos
                                                    ----------------------------
                                             Name:  Gus B. Spanos
                                                    ----------------------------
                                             Title: Executive Vice President
                                                    ----------------------------


                                              WINWIN GAMING, INC.


                                             By:    /s/ Patrick Rogers
                                                    ----------------------------
                                             Name:  Patrick Rogers
                                                    ----------------------------
                                             Title: CEO/President
                                                    ----------------------------


                    SIGNATURE PAGE TO JOINT VENTURE AGREEMENT